Exhibit 10.ab

TRUSTMARK CORPORATION DEFERRED COMPENSATION PLAN

EXHIBIT 5

COMPANY CONTRIBUTION

IN RESPECT OF

THE YEAR ENDING DECEMBER 31, 2026

WHEREAS, Trustmark Corporation, a Mississippi corporation (the “Company”), maintains the Trustmark Corporation Deferred Compensation Plan, amended and restated as of December 31, 2007 and further amended as of October 4, 2022 (the “Plan”);

WHEREAS, all capitalized terms used herein shall have the meanings set forth the Plan, unless otherwise indicated in this Exhibit 5 to the Plan (“Exhibit 5”);

WHEREAS, the Company desires to adopt this exhibit to provide for a company contribution under the Plan for certain Participants in respect of the year ending December 31, 2026 (the “2026 Plan Year”); and

WHEREAS, the Company is empowered to adopt this exhibit pursuant to Section 3.9 of the Plan.

1.
Eligibility. Any member of the Company’s Management Committee as of December 31, 2026 shall be eligible to become a Participant in the Plan (to the extent such individual is not then currently a Participant) and to receive a credit to his or her Company Contribution Account, subject to the terms and conditions of this Exhibit 5, so long as such individual has not had a Separation from Service prior to the Contribution Date (as defined below). An individual described in this Paragraph 1 is referred to as an “Eligible Company Contribution Participant”. For the avoidance of doubt, an individual is not required to elect to defer an Annual Deferral Amount under the Plan in order to be an Eligible Company Contribution Participant.
2.
Company Contribution Amount.
a.
In respect of the 2026 Plan Year, if the Performance Threshold (as defined below) is met, the Company (or other Employer, if applicable) shall credit the Company Contribution Account of each Eligible Company Contribution Participant in an amount (a “Credit Amount”) below corresponding to the Eligible Company Contribution Participant’s committee membership level as of December 31, 2026:
i.
Chief Executive Officer - $35,000
ii.
Executive Strategy Committee Member - $30,000
iii.
Management Committee Member - $20,000

If the Performance Threshold is not met, no credit shall be made to the Company Contribution Account of any Eligible Company Contribution Participant for the 2026 Plan Year. The Human Resources Committee (the “Human Resources Committee”) of the Company’s Board of Directors shall, in its discretion, approve the final determination of the Credit Amount before the Contribution Date.

b.
“Performance Threshold” means the Company’s earnings per share (“EPS”) for the 2026 Plan Year is not less than 95% of the Company’s established target EPS for the 2026 Plan Year (excluding the impact of significant non-routine transactions reported on the Company’s financial statements) as approved by the Human Resources Committee. Whether the Performance Threshold is met shall be determined by the Human Resources Committee in its discretion.

Exhibit 10.ab

3.
Contribution Date. The actual date that the Credit Amount is credited is referred to as the “Contribution Date”. The Credit Amount (if any) shall be credited to the Company Contribution Account of each Eligible Company Contribution Participant on a date in 2027, as determined by the Company, but in no event shall the Credit Amount be credited later than March 15, 2027.
4.
Other. Each Eligible Company Contribution Participant shall be 100% vested in his or her Credit Amount, plus amounts credit or debited on such amount pursuant to Section 3.5 of the Plan. The Credit Amount shall become part of an Eligible Company Contribution Participant’s Account Balance as of the Contribution Date and, thereafter, shall be subject to all generally applicable terms and conditions of the Plan governing a Participant’s Account Balance, including such provisions relating to crediting or debiting of additional amounts based on the Measurement Funds and distributions of a Participant’s Account Balance.
5.
Incorporation into the Plan. Pursuant to Section 3.9 of the Plan, this Exhibit 5 shall be deemed to be incorporated into the Plan as of the date this Exhibit 5 is approved by the Company.

Exhibit 10.ab

IN WITNESS WHEREOF, the Company through its duly authorized representative has signed this amendment as of the date written below to be effective as of the Effective Date.

Trustmark Corporation

a Mississippi Corporation

By: _________________________
Name:
Title:
Date: